July 10, 2025

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway, Suite 901E

Cambridge, MA 02142

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), we deliver this opinion with respect to certain matters in connection with the offering by the Company, pursuant to that certain Sales Agreement (the “Sales Agreement”), dated as of July 10, 2025, by and between the Company and TD Securities (USA) LLC (the “Sales Agent”) for the sale and issuance, through the Sales Agent, of shares of common stock of the Company, $0.001 par value per share, having an aggregate maximum offering price of up to $100,00,000 (the “Shares”).

The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-280759) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 11, 2024 and declared effective on July 19, 2024 (the registration statement at the time it was declared effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”) and the base prospectus dated July 19, 2024 relating to the offering of securities of the Company, which forms a part of, and is substantially in the form included in, the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement of the Company relating to the Shares dated July 10, 2025 and filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act on July 10, 2025 (the “Sales Agreement Prospectus Supplement” and, together with the Base Prospectus, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Sales Agreement is referred to herein as the “Offering.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company (the

KalVista Pharmaceuticals, Inc.

July 10, 2025

“Opinion Certificate”). We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination.

The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect. We express no opinion with respect to any other laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Shares there will not have occurred any change in the law or the facts affecting the validity of the Shares, (ii) the Registration Statement and any amendments (including any necessary post-effective amendments) will be effective under the Securities Act, (iii) at the time of the offer, issuance and sale of any Shares no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Company’s current certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”), or the Company’s Amended and Restated Bylaws, as amended (the “Bylaws” and, together with the Certificate of Incorporation, the “Charter Documents”) that would be in conflict with or inconsistent with the Company’s right and ability to issue the Shares, (v) at the time of the issuance and sale of the Shares, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (vi) at the time of each offer, issuance and sale of any Shares the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Shares so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

KalVista Pharmaceuticals, Inc.

July 10, 2025

Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the opinion that the Shares, when issued, sold and delivered for consideration (of not less than par value per share of Common Stock) in the manner contemplated by the Sales Agreement and the Prospectus and in accordance with the resolutions duly adopted by the Company’s Board of Directors (the “Board”) and to be duly adopted by the placement committee of the Board with respect to the offer, sale and issuance of the Shares, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Annual Report on Form 10-K to be filed by the Company with the Commission in connection with the offering of the Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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KalVista Pharmaceuticals, Inc.

July 10, 2025

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP